As filed with the Securities and Exchange Commission on February 11, 2000

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              AMERICA ONLINE, INC.

             (Exact name of registrant as specified in its charter)

                   Delaware                           54-1322110
        (State or other jurisdiction
        of incorporation or organization) (I.R.S. Employer Identification No.)

            22000 AOL Way, Dulles, Virginia 20166-9323 (703) 265-1000

        (Address, including zip code, and telephone, including area code, of registrant's principal executive offices)

                                 Stephen M. Case
                             Chief Executive Officer
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                             Paul T. Cappuccio, Esq.
                    Senior Vice President and General Counsel
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
 Title of Securities to be       Amount               Proposed                     Proposed                  Amount of
       Registered(1)             to be            Maximum Offering        Maximum Aggregate Offering     Registration Fee
                               Registered        Price Per Share(2)                Price(2)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                 2,741,011              $56.9375                  $156,066,313.81             $41,201.51
----------------------------------------------------------------------------------------------------------------------------

(1) Common Stock being registered hereby includes associated Preferred Share Purchase Rights, which initially are attached to and traded with the shares of the Registrant's Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of America Online's common stock on the New York Stock Exchange on February 7, 2000.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                        2,741,011 Shares of Common Stock

                              AMERICA ONLINE, INC.

         This prospectus relates to the public offering, which is not being underwritten, of 2,741,011 shares of our common stock which is held by the selling stockholders listed on pages 8 through 10. The selling stockholders may offer their shares of common stock through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares.

         Our common stock is listed on the New York Stock Exchange, under the symbol "AOL." On February 10, 2000 the last reported sale price for the common stock was $58.4375 per share.

         You should carefully consider the risk factors beginning on page 4 of this prospectus before purchasing any of the securities offered by this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is          , 2000.

                                   The Company

         Founded in 1985, America Online is the world's leader in interactive services, Web brands, Internet technologies, and electronic commerce services.

     America Online has two major lines of businesses organized into four product groups:
- the Interactive Online Services business, comprised of the Interactive Services Group, the Interactive Properties Group and the AOL International Group; and
-    the Enterprise  Solutions  business,  comprised of the Netscape  Enterprise
     Group.

     The  product groups are described below.

     The Interactive Services Group develops and operates branded interactive services, including:
- the AOL service, a worldwide Internet online service with more than 21 million members;
-    the CompuServe  service, a worldwide Internet online service with more than
     2.5 million members;
- the Netscape Netcenter, an Internet portal with more than 25 million registered users;
-    theAOL.COM Internet portal; and
- the Netscape Communicator client software, including the Netscape Navigator browser.

     The Interactive Properties Group is built around branded properties that operate across multiple services and platforms, such as:
- Digital City, Inc., the No. 1 branded local content network and community guide on the AOL service and the Internet;
- ICQ, the world's leading communications portal that provides instant communications and chat technology;
- MovieFone, Inc., the nation's No. 1 movie guide and ticketing service provided through an interactive telephone service and on the AOL service and the Internet; and
-    Internet music brands Spinner.com, Winamp and SHOUTcast.

         The AOL International Group oversees the AOL and CompuServe operations outside the United States, as well as the Netscape Online service in the United Kingdom.

         The Netscape Enterprise Group focuses on providing businesses a range of software products, technical support, consulting and training services. These products and services enable businesses and users to share information, manage networks and facilitate electronic commerce.

         America Online also has a strategic alliance with Sun Microsystems, Inc., a leader in network computing products and services, to accelerate the growth of electronic commerce. Through the alliance, the two companies develop and market to business enterprises, client software and network application and server software for electronic commerce, extended communities and connectivity, including software based in part on the Netscape Enterprise Group code base, on Sun code and technology and on certain America Online services features.

         Recent Developments. On January 10, 2000, America Online entered into a merger agreement with Time Warner Inc. pursuant to which each of America Online and Time Warner would become wholly owned subsidiaries of a new parent company named AOL Time Warner Inc. In that merger, subject to the terms and conditions of the merger agreement with Time Warner, each share of America Online common stock will be converted into one share of AOL Time Warner common stock and each share of Time Warner common stock and series common stock will be converted into
1.5 shares of AOL Time Warner common stock and series common stock, respectively, and each share of Time Warner preferred stock will be converted into a substantially identical share of AOL Time Warner preferred stock. If the merger with Time Warner occurs, the stockholders of America Online will become stockholders of AOL Time Warner, whose business will consist of the current businesses of America Online and Time Warner.

         Additionally, on December 21, 1999, America Online entered into a merger agreement with MapQuest.com, Inc., pursuant to which MapQuest would be merged into a newly formed subsidiary of America Online and become a wholly owned subsidiary of America Online. The merger with MapQuest is expected to be completed prior to the completion of the merger with Time Warner.

         The mergers with Time Warner and MapQuest are subject to a number of conditions, including regulatory approvals and, with respect to the merger with Time Warner, the approval of the stockholders of each of America Online and Time Warner, and with respect to the merger with MapQuest, the approval of the stockholders of MapQuest. America Online has filed a registration statement on Form S-4 relating to the merger with MapQuest and AOL Time Warner has filed a registration statement on Form S-4 relating to the merger with Time Warner. You are encouraged to read those documents and the documents filed by America Online with the Securities and Exchange Commission that are incorporated herein by reference. See "Where You Can Find More Information" on pages 6 and 7.

         America Online has been named as a defendant in several putative class action lawsuits. These lawsuits contend that consumers and competing Internet service providers have been injured because of the default selection features in AOL 5.0. These cases are at a preliminary stage, but America Online does not believe they have merit and intends to contest them vigorously.

         America Online was incorporated in Delaware on May 24, 1985. The principal executive offices are located at 22000 AOL Way, Dulles, Virginia 20166-9323. Our telephone number at that address is (703) 265-1000.

                                  Risk Factors

         Before purchasing the shares offered by this prospectus, you should carefully consider the risks described below, in addition to the other information presented in this prospectus or incorporated by reference into this prospectus. If any of the following risks actually occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

America Online Has Entered into Merger Agreements with Time Warner and MapQuest

         America Online has entered into a merger agreement with Time Warner Inc. pursuant to which each of America Online and Time Warner would become wholly owned subsidiaries of a new parent company named AOL Time Warner. In that merger, subject to the terms and conditions of the merger agreement with Time Warner, each share of America Online common stock will be converted into one share of AOL Time Warner common stock and each share of Time Warner common stock and series common stock will be converted into 1.5 shares of AOL Time Warner common stock and series common stock, respectively, and each share of Time Warner preferred stock will be converted into a substantially identical share of AOL Time Warner preferred stock. If the merger with Time Warner occurs, each stockholder of America Online will become a stockholder of AOL Time Warner, whose business will consist of the current businesses of America Online and Time Warner.

         Additionally, America Online entered into a merger agreement with MapQuest.com, Inc., pursuant to which MapQuest would be merged into a newly formed subsidiary of America Online and become a wholly owned subsidiary of America Online. The merger with MapQuest is expected to be completed prior to the completion of the merger with Time Warner.

         The mergers with Time Warner and MapQuest are subject to a number of conditions. There can be no assurance that the mergers with Time Warner and MapQuest will occur or, if they do occur, their effect on the stock price, results of operations or financial condition of America Online or AOL Time Warner.

Year 2000 Matters

         America Online utilizes a significant number of computer software programs and operating systems across its entire organization, including applications used in operating its online services and Web sites, the proprietary software of the AOL and CompuServe services, Netscape software products, member and customer services, network access, content providers, joint ventures and various administrative and billing functions.

      In 1997, America Online appointed a Year 2000 Task Force to perform an audit to assess the scope of America Online's risks and bring its applications into compliance. This Task Force has overseen testing and is continuing its assessment of America Online's company-wide compliance. America Online's system hardware components, client and host software, current versions of Netscape software products and corporate business and information systems have been tested and continue to be reviewed. To date, America Online has experienced few problems related to Year 2000 compliance, and the problems that have been identified either have been addressed or are in the process of being addressed. America Online is not aware of any remaining significant problems related to Year 2000 issues, but is continuing to monitor the status of suppliers and vendors. There can be no assurance that America Online or one of the entities it does business with will not experience a Year 2000 problem that could have an effect on America Online.

The Price of Our Common Stock is Volatile

         The trading price of our common stock has been and may continue to be subject to wide fluctuations over short and long periods of time. During the twelve months ending December 31, 1999, the closing sale prices of our common stock on the New York Stock Exchange ranged from $35.11 to $93.94. Our stock price may fluctuate in response to a number of events and factors, such as:

-    quarterly variations in financial results and membership growth and usage

- the announcement of technological innovations, mergers, acquisitions, strategic partnerships or new product offerings by America Online or its competitors

-    the entrance of new competitors into the online services market

- changes in financial estimates and recommendations by securities analysts and news reports relating to trends in the Internet-related markets

- the operating and stock price performance of other companies that investors may deem comparable

         In addition, the market prices for Internet-related companies have experienced volatility that often has not been directly related to the operating performance of such companies. Market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

                       Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c ), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offerings described in this prospectus:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Commission on August 13, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-12143).

       (b) The Company's Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 1999, as filed with the Commission on November 2, 1999, pursuant to the Exchange Act (File No. 001-12143).

       (c The Company's  Proxy  Statement on Schedule 14A for the Company's 1999
           Annual  Meeting (File No.  001-12143 and filing date of September 24,
           1999).

       (d) The Company's Current Report on Form 8-K dated December 1, 1999 (File No. 001-12143 and filing date of December 2, 1999).

       (e) The Company's Current Report on Form 8-K dated December 21, 1999 (File No. 001-12143 and filing date of January 3, 2000).

       (f) The Company's Current Report on Form 8-K dated January 10, 2000 (File No. 001-12143 and filing date of January 14, 2000).

       (g) The Company's Current Report on Form 8-K dated January 19, 2000 (File No. 001-12143 and filing date of January 20, 2000).

       (h) The Company's Current Report on Form 8-K dated January 10, 2000 (File No. 001-12143 and filing date of February 11, 2000).

       (i) The descriptions of the Company's Common Stock, including preferred stock purchase rights, which are contained in registration statements on Forms 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning as follows:

                  America Online, Inc.
                  Attention: Investor Relations
                  22000 AOL Way
                  Dulles, VA 20166
                  (703) 265-2741
                  AOL IR@aol.com

         This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                           Forward-Looking Statements

         This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecasted in any forward-looking statements as a result of a variety of factors, including those set forth in "Risk Factors" above and elsewhere in, or incorporated by reference into, this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 Use Of Proceeds

         The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale of these shares.

                              Selling Stockholders

         The following table sets forth the number of shares owned by each of the selling stockholders and the number of shares issuable to certain stockholders upon exercise by those stockholders of warrants held by such stockholders. All information contained in the table below is based upon their beneficial ownership as of February 11, 2000. We are not able to estimate the amount of shares that will be held by the selling stockholders after the completion of this offering because the selling stockholders may offer all or some of their shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of their shares. The following table assumes that all of the shares being registered will be sold. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.


                                                 Number of Shares           Number of Shares       Percent of Outstanding
                                                   Beneficially              Registered for             Shares After
       Name of Selling Stockholder                     Owned                  Sale Hereby               The Offering
       ---------------------------                     -----                  -----------               ------------

Acorn Ventures Inc. (1)                               34,408                    25,806                        --
Scott Anderson (2)                                    46,118                    34,589                        --
Christopher T. Bayley                                 22,408                    16,806                        --
Kennet Belenky                                            81                        61                        --
Benaroya Capital Company, L.L.C.                     298,806                   224,105                        --
The Benaroya Company                                  80,289                    60,217                        --
Thomas J. and Lucille F. Boyle                         8,149                     6,112                        --
Richard Burns                                          1,099                     1,099                        --
C.G.M.K. Holding Company, L.L.C.                      81,493                    61,120                        --
Douglas Cameron                                          612                       459                        --
Cedar Grove Investments                               22,408                    16,806                        --
City National Bank, Trustee                            4,075                     3,056                        --
Christopher Clark                                     16,299                    12,449                        --
Geoffrey M. Clark                                      8,149                     6,112                        --
Donald Bruce Davidge                                   9,779                     7,334                        --
John Faul                                             24,275                    18,206                        --
First Washington Corp. Profit Sharing                 11,204                     8,403                        --
Fluke Capital Management, L.P.                       165,796                   124,347                        --
Phillip Frink, Jr.                                    27,165                    20,373                        --
Elizabeth A. Frink Trust U/A                           3,394                     2,546                        --
Laurie E. Frink Trust U/A                              3,394                     2,546                        --
Lloyd D. Frink Trust U/A                               3,394                     2,546                        --
G3 Investments, L.P.                                  22,408                    16,806                        --
Robert J. and Penelope W. Genise                      37,758                    28,319                        --
Glory B. Farms Living Trust                            8,149                     6,112                        --
Bill F. Green                                          6,726                     5,045                        --
Dale Grover                                          108,266                    81,200                        --
Lawrence L. Grover                                     1,809                     1,357                        --
Mary Joyce Grover                                      1,809                     1,357                        --
Cheryl Grunbock                                       28,522                    21,392                        --
Mary-Jean Hart                                        22,408                    16,806                        --
Robert S. and Lizabeth C. Hart                         5,623                     4,217                        --
Thomas S. Huseby & Janice Magee Huseby                11,204                     8,403                        --
Joel R. Hussey & Christi Hussey                        5,705                     4,279                        --
Mark C. Illing                                        14,669                    11,002                        --
Inland Northwest Investors, L.P.                      42,151                    31,613                        --
Scot Jarvis (3)                                       46,118                    34,589                        --
George King                                           69,269                    51,952
Martin King                                          537,961                   403,471                        --
Kirlan 1, L.P.                                        40,746                    30,560                        --
Kirlan Venture Partners II, L.P.                      96,948                    72,711                        --
Cliff Kushler                                        168,885                   126,664                        --
Elizabeth M. Kushler Revocable Trust                  17,928                    13,446                        --
Robert Kushler, Jr.                                   17,521                    13,141                        --
Robert H. Kushler Revocable Trust                     17,928                    13,446                        --
Larry L. and Sandra LaBossier                          8,149                     6,112                        --
George Lightbody                                       3,259                     2,444                        --
Christina Lorenz                                       4,889                     3,667                        --
Nicholas J. and Robin H. Lynch                         8,149                     6,112                        --
Shannon Maher and Cindy Bellomy                       11,204                     8,403                        --
William H. McAleer                                     4,075                     3,056                        --
Meigs/Meyer Trust                                     11,204                     8,403                        --
Charles H. Morse                                      56,019                    42,014                        --
Mundt MacGregor, L.L.P.                                3,259                     2,444                        --
New Pacific Partners, LLC                             13,582                    10,187                        --
Newport Hill Chiropractic Center, P.S.                13,854                    10,391                        --
Norman Nie                                             2,582                     1,937                        --
Northwest Venture Partners II, L.P.                   62,933                    47,200                        --
Oak Investment Partners VIII L.P.                    685,237                   513,928                        --
Oak VIII Affiliates Fund L.P.                         13,272                     9,954                        --
Kathleen B. Ogle                                      16,299                    12,224                        --
Mary Jo Oresti                                         1,233                       925                        --
Greg Pass                                             15,223                    15,223                        --
Miriam Pierce                                         69,219                    51,914                        --
R. Alex Polson and Diane K.H. Polson                  15,320                    11,490                        --
Roger Putnam                                           8,149                     6,112                        --
Andrew A. Quartner                                    20,740                    15,555                        --
Soochon Radee                                          1,264                     1,264                        --
Radigan & Garnett, P.C.                                  550                       550                        --
Robert A. Ratliffe (4)                                11,952                     8,964                        --
R. Stockton Rush, III                                 13,459                    10,094                        --
SCC Investments, Inc. (5)                             42,557                    31,918                        --
Richard Henry Scheel                                   2,445                     1,834                        --
SeaPoint Ventures (6)                                 29,974                    22,481
Ruth Marie Seeley-Scheel                               2,445                     1,834                        --
Justin Shimada                                         2,037                     1,528                        --
Spanish Caravan Investments, LLC                      12,224                     9,168                        --
John M. Steel                                          5,602                     4,202                        --
Steve Walker & Associates, L.L.C.                      2,525                     2,525                        --
Arthur V. Strom                                       22,003                    16,502                        --
Strom Associates, LLC                                 16,299                    12,224                        --
Barton W. Stuck and Mary-Jane Cross                   11,204                     8,403                        --
Stephen Sulzbacher                                    45,908                    34,431                        --
Christopher John Szyba                                   815                       611
Julie Ann Szyba                                        1,629                     1,222                        --
TWG Investors I, LLC                                  28,028                    21,021                        --
Voyager Capital Fund I, L.P.                          95,808                    71,856                        --
Voyager Capital Founder's Fund I, L.P.                 5,202                     3,902                        --
Walker Investment Fund I, L.L.C.                       6,818                     6,818                        --
Dennis Weibling                                       12,224                     9,168                        --
Thomas Wilson                                             49                        37                        --
Carol Wood                                               550                       550                        --
Frank Wood                                            15,223                    15,223                        --


(1) Includes 13,582 shares issuable upon exercise of a warrant held by Acorn Ventures Inc.
(2) Includes 13,582 shares issuable upon exercise of a warrant held by Scott Anderson.
(3) Includes 13,582 shares issuable upon exercise of a warrant held by Scot Jarvis.
(4) Includes 4,075 shares issuable upon exercise of a warrant held by Robert Ratliff.
(5) Includes 13,582 shares issuable upon exercise of a warrant held by SCC Investments Inc.
(6) Includes 22,481 shares issuable upon exercise of a warrant held by SeaPoint Ventures.

         The selling stockholders received their shares of common stock pursuant to either our merger with Tegic Communications, Inc. which occurred on November 30, 1999, or our merger with ToFish! Incorporated, which occurred on January 18, 2000, or hold warrants exercisable for common stock that were assumed by America Online in connection with the merger with Tegic.

         The stockholders who received their shares or warrants pursuant to the Tegic merger are parties to a Registration Rights Agreement dated as of November 30, 1999, in which we agreed to register a portion of their shares in a registration statement, and to keep such registration statement effective for a period of 180 days. Several of those selling stockholders are currently employed by America Online.

         The stockholders who received their shares pursuant to the ToFish! merger are parties to a Registration Rights Agreement dated as of January 18, 2000, in which we agreed to include their shares in any registration statement we filed within one year of the date of the Registration Rights Agreement (other than on Forms S-4 or S-8), and to keep such registration statement effective for a period of 90 days. Several of those selling stockholders are currently employed by America Online.

         This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. In addition, this prospectus covers the preferred stock purchase rights that currently trade with America Online's common stock and entitle the holder to purchase additional shares of common stock under certain circumstances.

                              Plan Of Distribution

         We are registering the common stock on behalf of the selling stockholders. As used in this prospectus, the term "selling stockholders" includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

         The selling stockholders are offering shares of America Online common stock that they received either in connection with our mergers with Tegic or ToFish! or shares of America Online common stock they received or will receive upon exercise of warrants that America Online assumed in connection with the merger with Tegic. This prospectus covers their resale of up to 2,741,011 shares of common stock.

         The selling stockholders may sell their shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be effected by means of one or more of the following transactions (which may involve crosses or block transactions):

- on any national securities exchange, such as the NYSE, or quotation service on which the common stock may be listed or quoted at the time of sale,
-    in the over-the-counter market,
- in transactions otherwise than on such exchanges or services or in the over-the-counter market or
-    through the purchase and sale of over-the-counter options.

         In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker/dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.

         At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount common stock being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. The foregoing may affect the marketability of such securities.

         Pursuant to the Registration Rights Agreements related to the mergers with Tegic and ToFish!, all expenses of the registration of the common stock will be paid by us; provided, however, that the selling stockholders will pay all registration and filing fees and all underwriting discounts and selling commissions, if any. The selling stockholders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We will be indemnified by the selling stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                     Experts

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of Time Warner Inc. ("Time Warner") and Time Warner Entertainment Company, L.P. included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1998 as amended by Form 10-K/A dated June 28, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                      II-9

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses shall be borne by America Online. All amounts set forth below are estimates, other than the SEC registration fee.

   SEC Registration Fee                                   $41,202
   New York Stock Exchange additional listing fee           4,500
   Accounting Fees and Expenses                            10,000
   Miscellaneous                                           10,000
                                                           ------
   TOTAL                                                  $65,702
                                                          =======

Item 15.  Indemnification of Officers and Directors

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         Article Ninth of the Registrant's Restated Certificate of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

                  To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  The Corporation  shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Ninth.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

         Article Five of the Registrant's Restated By-Laws (incorporated by reference herein) provides that:

                  Right to  Indemnification.  Each  person  who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

                  Right to Advancement of Expenses. The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

                  Right of  Indemnitees  to Bring  Suit.  If a claim  under  the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                  Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

                  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         The directors and officers of the Registrant are covered by a policy of liability insurance.

Item 16.  Exhibits.

Exhibit No.  Description

4.1 Section B of Article 4, Article 6 and Article 8 of the Restated Certificate of Incorporation of America Online, Inc. (Filed as
            Exhibit 3.1 to America Online's Annual report on Form 10-K for the fiscal Year ended June 30, 1997 and incorporated herein by reference.)
4.2 Amendments of Section A of Article 4 of the Restated Certificate of Incorporation of America Online, Inc. (Filed as Exhibit 4.1 to America Online's Registration Statement on Form S-3, Registration No. 333- 46633 and as Exhibit 3.1 to America Online's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which are incorporated herein by reference.)
4.3 Restated By-Laws of America Online, Inc. (Filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference.)
4.4 Rights Agreement dated as of May 12, 1998, between America Online, Inc. and BankBoston, N.A., as Rights Agent (Filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.)
4.5 Amendment No. 1, dated as of January 9, 2000, between the Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A, dated as of January 14, 2000 and incorporated herein by reference).
4.6 Indenture, dated as of November 17, 1997, between the Registrant, as issuer, and State Street Bank and Trust Company, as trustee (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated as of December 2, 1997 and incorporated herein by reference).
4.7 Form of Indenture to be dated as of December 6, 1999, between the Registrant and State Street Bank and Trust Company, as trustee (filed as Exhibit 4.5 to the Registrant's Current Report on Form 8-K, dated as of December 2, 1999 and incorporated herein by reference).
4.8 Form of Supplemental Indenture No. 1 to be dated as of December 6, 1999, between the Registrant and State Street Bank and Trust Company, as trustee (filed as Exhibit 4.7 to the Registrant's Current Report on Form 8-K, dated as of December 2, 1999 and incorporated herein by reference).
5.1 Opinion of Brenda C. Karickhoff, Associate General Counsel of the Company, regarding the legality of securities being offered
23.1        Consents of Ernst & Young LLP
23.2 Consent of Brenda C. Karickhoff, Associate General Counsel of the Company (included in her opinion filed as Exhibit 5.1 and incorporated herein by reference)
24.1 Powers of Attorney (included in the signature pages to the Registration Statement)

Item 17.  Undertakings.

         A.  Rule 415 Offering

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933.

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Filings Incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Request for Acceleration of Effective Date

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on February 11, 2000.

                               AMERICA ONLINE, INC.

                               By:/s/ J. Michael Kelly
                               ---------------------------
                               J. Michael Kelly,
                               Senior Vice President, Chief Financial Officer, and Assistant Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stephen M. Case, Kenneth J. Novack, J. Michael Kelly, Paul T. Cappuccio, Sheila A. Clark and James F. MacGuidwin and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in one or more counter-parts.


SIGNATURE                                TITLE                                      DATE
---------                                -----                                      ----


  /s/  Stephen M. Case                   Chairman  of  the  Board  and  Chief       February 11, 2000
--------------------------               Executive Officer (principal executive
Stephen M. Case                          officer)


  /s/  Robert W. Pittman                 President, Chief Operating Officer and     February 11, 2000
--------------------------               Director
Robert W. Pittman


  /s/  J. Michael Kelly                  Senior Vice President, Chief Financial     February 11, 2000
--------------------------               Officer and Assistant Secretary (principal
J. Michael Kelly                         financial officer)



  /s/  James F. MacGuidwin               Vice President, Controller, Chief          February 11, 2000
--------------------------               Accounting and Budget Officer (principal
James F. MacGuidwin                      accounting officer)



  /s/  Daniel F. Akerson                 Director                                   February 11, 2000
--------------------------
Daniel F. Akerson


  /s/  James L. Barksdale                Director                                   February 11, 2000
--------------------------
James L. Barksdale


  /s/  Frank J. Caufield                 Director                                   February 11, 2000
--------------------------
Frank J. Caufield


  /s/  Miles R. Gilburne                 Director                                   February 11, 2000
--------------------------
Miles R. Gilburne


  /s/  Alexander M. Haig, Jr.            Director                                   February 11, 2000
--------------------------
Alexander M. Haig, Jr.


  /s/  Kenneth J. Novack                 Vice Chairman and Director                 February 11, 2000
--------------------------
Kenneth J. Novack


  /s/  Colin L. Powell                   Director                                   February 11, 2000
--------------------------
Colin L. Powell


  /s/  Franklin D. Raines                Director                                   February 11, 2000
--------------------------
Franklin D. Raines


  /s/  Marjorie M. Scardino              Director                                   February 11, 2000
--------------------------
Marjorie M. Scardino


                                  EXHIBIT INDEX

Exhibit No.
               Description

5.1 Opinion of Brenda C. Karickhoff, Associate General Counsel of the Company, regarding the legality of securities being offered
23.1           Consents of Ernst & Young LLP
23.2 Consent of Brenda C. Karickhoff, Associate General Counsel of the Company (included in her opinion filed as Exhibit 5.1 hereto)